UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 31 , 2005

Advaxis, Inc.
(Exact name of registrant as specified in its charter)

Colorado	00028489	84-1521955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

212 Carnegie Center #206, Princeton, New Jersey	08546
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (609) 895-7150

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer

J. Todd Derbin, the President and Chief executive officer of the Company, have entered into a Termination of Employment Agreement effective December 31, 2005 pursuant to which Mr. Derbin’s employment by the Company will end on December 31, 2005. Pursuant to such agreement Mr. Derbin’s salary for 2005 is set at $225,000 plus a bonus for 2005 in shares of Common Stock of the Company to be determined by the Board of Directors. Following his resignation Mr. Derbin shall service as a consultant to the Company for a fee of $6,250 per month for 6 months ending June 30, 2006. Mr. Derbin will continue to serve as Chairman and a member of the Board of directors of the Company until at least September 30, 2006.

Mr. Derbin will be replaced as President and chief executive officer of the Company by Roni Appel, our Chief Financial Officer, effective as of December 31, 2005. Mr. Appel has served as a member of our Board of Directors and as our Secretary and Chief Financial Officer since November 2004. Prior thereto he has served as Advaxis’ Secretary and Chief Financial Officer since it was formed. Since January 1999, Mr. Appel has been a partner and managing director in LV Equity Partners (fka Liberty View Equity Partners). From 1998 until 1999, he was a founder and the director of business development at Americana Financial Services, Inc. From 1994 to 1998, he was an attorney and completed his MBA at Columbia University. Mr. Appel will continue to serve as Chief Financial Officer of the Company.

Mr. Appel’s services to the Company are provided pursuant to a Consulting Agreement (the “Consulting Agreement”) between the Company and LVEP Management LLC (“LVEP”) dated as of January 19, 2005, and amended on April 15, 2005, and October 31, 2005. LVEP is owned by Scott Flamm, one of our directors and a principal shareholder. LVEP employs Mr. Flamm and Mr. Roni Appel, our Chief Financial Officer. Pursuant to the Consulting Agreement , LVEP is to provide financial management and strategic business development consulting services to us. The initial term of the Consulting Agreement as amended is until December 31, 2007 and thereafter the term of the agreement shall be automatically extended for one year periods unless we notify LVEP at least 60 days prior to the end of term of our intent not to extend. In addition, the Consulting Agreement may be terminated by us for any reason upon 60 days prior notice or by Consultant upon 45 days prior notice, Upon such notice all compensation and bonuses payable under the Consulting Agreement shall continue until the later to occur of the end of the term or twelve (12) months from such termination. In consideration for providing the consulting services, under the Consulting Agreement as amended LVEP shall receive compensation of $250,000 per year payable at the rate of $20,833.33 per month for the term of the agreement plus reimbursement of approved expenses in connection with providing the consulting services. LVEP intends to pay all such compensation to Mr. Appel. The Consultant will receive a bonus payment at the end of 2005 not to exceed $75,000. In subsequent years the bonus shall equal 40% of the base consulting compensation. At the election of the Company or of Consultant up to 100% of the bonus may be paid in common stock of the Company .Additionally, LVEP shall receive additional options to purchase common stock of the Company bringing options held LVEP to 5% of the outstanding shares and options of the Company as of December 31, 2005. The incremental options shall vest monthly over four years commencing in April, 2006. LVEP has assigned such options to Mr. Appel.

Item 9.01.  Financial Statements and Exhibits

a)	Not applicable.

b)	Not applicable.

c)	Exhibits

10.1. Resignation Agreement between J. Todd Derbin and the Company dated October 31, 2005,

10.2. Second Amendment to Consulting Agreement between the Company and LVEP Management LLC dated October 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVAXIS, INC.

Date: November 7, 2005	By:	/s/ Roni Appel
Name: Roni Appel
Title: Chief Financial Officer

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